THIS WARRANT AND THE SECURITIES TO BE ISSUED UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”). THIS WARRANT MAY NOT BE EXERCISED BY OR ON BEHALF OF ANY U.S. PERSON UNLESS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.
UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (i) APRIL 23, 2004, AND (ii) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.
SERIES 2 WARRANT CERTIFICATE
TO ACQUIRE COMMON SHARES OF
MITEL NETWORKS CORPORATION
THIS CERTIFIES that, for value received, EdgeStone Capital Equity Fund II Nominee, Inc. (the “Holder”) as nominee for EDGESTONE CAPITAL EQUITY FUND II-A, L.P. and its parallel investors, the registered holder of this common share purchase warrant certificate (the “Warrant Certificate”), is entitled, subject to and conditional upon the exercise by Zarlink Semiconductor Inc. (or its assignee(s)) of its put right pursuant to Section 6.6 of the Shareholders’ Agreement, to purchase that number of Common Shares (the “Common Shares”) in the capital of Mitel Networks Corporation (the “Corporation”) determined in accordance with Section 1.1 below at a price per share of $0.00001 (as adjusted pursuant to the provisions hereof) (the “Exercise Price”) (the “Warrant”).
Capitalized terms used herein have the meaning set forth in Section 5.1 of this Warrant Certificate.
ARTICLE 1
EXERCISE OF WARRANT
1.1 Number of Common Shares Covered By Warrant
This Warrant Certificate shall represent the right to purchase that number of Common Shares (the “Warrant Shares”) determined in accordance with the following formula:

A	=	((B/C)(D-E))
F

where

A	=	the aggregate number of Warrant Shares issuable on the exercise of this Warrant

B	=	the aggregate number of Common Shares that, on the Zarlink Put Date: (i) have been issued, or are issuable, on the conversion of the Series A Preferred Shares issued to the Holder or any member of the EdgeStone Group; and (ii) have been issued as result of the exercise of any Series 1 Warrant issued to the Holder or any member of the EdgeStone Group

C	=	the aggregate number of Common Shares outstanding on the Zarlink Put Date, on an “as-if converted to Common Shares basis” (as determined in accordance with Appendix 1 of the Shareholders’ Agreement)

D	=	the aggregate purchase price of the Zarlink Purchased Securities (as such term is defined in the Shareholders’ Agreement) pursuant to Section 6.6 of the Shareholders’ Agreement

E	=	the greater of: (i) the aggregate Fair Market Value of the Zarlink Purchased Securities; and (ii) the number of Zarlink Purchased Securities multiplied by $1.00 (subject to appropriate adjustments for stock splits, stock dividends, consolidations and other similar changes affecting the Common Shares)

F	=	the Fair Market Value of one (1) Common Share
If “A” is negative as a result of the amount in “E” exceeding the amount in “D”, no Warrant Shares will be issuable.
1.2 Automatic Exercise
Immediately prior to the consummation of the Exit Event, this Warrant shall automatically be exercised for Warrant Shares and the Holder shall pay the Exercise Price in connection therewith, provided, that, notwithstanding any other term or provision or this Warrant Certificate, such exercise shall be deemed to have been effected at such earlier time as may be necessary to permit the Holder to fully participate in the Exit Event as the registered holder of the Warrant Shares on the books and records of the Corporation, and, without limiting the generality of the foregoing, if a record date for any distribution to shareholders is established in connection with any Liquidation Event or Change of Control Event that is an Exit Event, this Warrant shall be deemed to have been automatically exercised for Warrant Shares on the date immediately prior to such record date.
1.3 Exercise
The Corporation shall, on the date this Warrant is deemed to be automatically exercised in accordance with Section 1.2 (the “Exercise Date”), and provided that payment in full of the Exercise Price in respect of the exercise of this Warrant is received by the Corporation, issue the Warrant Shares as fully paid and non-assessable Common Shares in the capital of the Corporation.

1.4 Share Certificates
On the Exercise Date, upon the automatic exercise of this Warrant as provided above, the Corporation shall issue and deliver to the Holder, or such Person as the Holder directs, a certificate or certificates for the Warrant Shares.
1.5 Effect of Exercise
Upon the automatic exercise of this Warrant and the issuance of the Warrant Shares as provided above, except as otherwise provided herein, the rights of the Holder with respect to this Warrant which have been exercised shall cease, and the person or persons in whose name or names any certificate or certificates for Warrant Shares shall then be issuable upon such exercise shall be deemed to have become the holder or holders of record of the Warrant Shares represented thereby.
1.6 Fractional Common Shares
No fractional Common Shares shall be issued upon exercise of this Warrant. If any fractional interest in a Common Share would, except for the provisions of this Section 1.6, be deliverable upon the exercise of this Warrant, the Corporation shall, in lieu of delivering the fractional Common Shares therefor satisfy the right to receive such fractional interest by rounding up the number of Common Shares to the nearest whole number.
1.7 Common Shares to be Reserved
The Corporation covenants and agrees that all Warrant Shares issuable upon the exercise of this Warrant will, upon issuance, be duly authorized and issued, fully paid and non-assessable.
1.8 No Issuance Charge
The issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the Holder.
1.9 Replacement
Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Warrant Certificate and an indemnity in form and substance satisfactory to the Corporation, the Corporation will issue to the Holder, at no charge to the Holder, a replacement Warrant Certificate (containing the same terms and conditions as this Warrant Certificate).
ARTICLE 2
ADJUSTMENTS
2.1 Adjustment Events
If there is any change in the outstanding Common Shares whether by capital reorganization, reclassification or otherwise, then the board of directors of the Corporation shall make an adjustment in the number or kind of securities to be issued pursuant to the exercise of this Warrant, the Exercise Price or the application of the other provisions of this Warrant Certificate, so as to protect the rights of the Holder in accordance with the essential intent and principle of this Warrant Certificate. The adjustment shall be such as will give the Holder, upon exercise for the same aggregate Exercise Price, the total number, class and kind of securities as it would have owned had such Warrant been exercised prior to the event and had it continued to hold such shares until after the event requiring adjustment.
2.2 Notice of Adjustment
Upon any adjustment of the number or kind of securities into which this Warrant is exercisable, the Corporation shall give written notice thereof to the Holder, which notice shall state the number of Common Shares or other securities subject to this Warrant resulting from such adjustment, and shall set forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the request of the Holder, there shall be transmitted promptly to the Holder a statement of a firm of independent chartered accountants to the effect that such firm concurs in the Corporation’s calculation of the change.
2.3 Disputes
If a dispute (other than with respect to any determination of the Fair Market Value pursuant to the Shareholders’ Agreement or the articles of the Corporation as provided for herein) shall at any time arise with respect to the number of Common Shares to which the Holder is entitled upon exercise of this Warrant (by virtue of an adjustment contemplated by this Article 2 or otherwise), such dispute shall be conclusively determined, at the expense of the Corporation, by such firm of independent chartered accountants as may be mutually selected by the Holder and the Corporation. Such independent chartered accountants shall have access to all necessary records of the Corporation and such determination shall be binding upon the Corporation and the Holder.
ARTICLE 3
LIMITATION ON TRANSFER
3.1 Limitations on Transfer
This Warrant, the Warrant Shares or any interest therein or portion thereof shall be fully transferable, in whole or in part, at any time and from time to time, subject to the terms and conditions of the Shareholders’ Agreement.
3.2 Transfer Legend
Each certificate representing (i) this Warrant, (ii) the Warrant Shares, (iii) any other securities issued in respect to the Warrant Shares, upon any stock split, stock dividend, capital reorganization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of this Article 3 or unless such securities have been qualified for distribution and resale under applicable securities laws) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under any applicable securities laws and pursuant to the Shareholders’ Agreement):
THIS WARRANT AND THE SECURITIES TO BE ISSUED UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933

(THE “SECURITIES ACT”). THIS WARRANT MAY NOT BE EXERCISED BY OR ON BEHALF OF ANY U.S. PERSON UNLESS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.
UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (i) APRIL 23, 2004, AND (ii) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.
ARTICLE 4
WARRANTIES AND COVENANTS
4.1 General Covenants, Responsibilities and Warranties of the Corporation
(a)	The Corporation represents and warrants that it is duly authorized to enter into and perform its obligations under this Warrant Certificate.

(b)	The Corporation covenants that it shall not, without the prior written approval of the Holder, agree to any amendment, alteration or modification of Section 6.6 of the Shareholders’ Agreement that adversely affects the rights or entitlements of the Holder pursuant to this Warrant Certificate.

(c)	The Corporation shall at all times reserve and keep available free from pre-emptive rights, out of the aggregate of its authorized unissued Common Shares, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of this Warrant Certificate, the maximum number of Warrant Shares deliverable upon the exercise thereof.

(d)	The Corporation covenants that all Warrant Shares which may be issued upon exercise of this Warrant and payment therefor will, upon issue, be fully paid and non-assessable.

(e)	In the event that the Common Shares are listed or quoted for trading on any stock exchange or quotation system, the Corporation shall use its commercially reasonable best efforts to cause all Warrant Shares issued upon exercise of this Warrant Certificate to be listed for trading on each such exchange.

(f)	The Corporation represents and warrants that all necessary corporate actions have been done and performed to create this Warrant and to make this Warrant and this Warrant Certificate a legal, valid and binding obligation of the Corporation. The Corporation will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, all other acts, deeds and assurances in law as may be reasonably required for the better accomplishing and effecting of the intentions and provisions of this Warrant Certificate.

(g)	The Corporation will give written notice of the issue of the Warrant Shares upon the exercise of this Warrant, in such detail as may be required, to each securities commission or similar regulatory authority in each applicable jurisdiction in

Canada in which there is legislation or regulations requiring the giving of any such notice.
(h)	The Corporation will direct its transfer agent to, or if the Corporation serves as its own transfer agent, the Corporation shall, issue share certificates representing the number of Warrant Shares issuable upon exercise of this Warrant, and subject to adjustment as set forth herein, on the Exercise Date.

(i)	The Corporation represents and warrants that the issuance, execution and delivery of this Warrant does not, and the issuance of the Warrant Shares upon the exercise of this Warrant in accordance with the terms hereof will not, (i) violate or contravene the Corporation’s articles, by-laws, or any law, statute, regulation, rule, judgment or order applicable to the Corporation, (ii) violate, contravene or result in a breach or default under any contract, agreement or instrument to which the Corporation is a party or by which the Corporation or any of it assets are bound or (iii) require the consent or approval of or the filing of any notice or registration with any person or entity.
4.2 Payment of Taxes and Duties
The Corporation shall pay all expenses in connection with, and all taxes including all applicable stamp, registration, bank transaction and other taxes (other than income tax and capital gains tax exigible on the income of the Holder), if any, and all other taxes and other governmental charges that may be properly imposed on the Corporation in respect of the issue or delivery of Warrant Shares issuable upon the exercise of this Warrant, and shall indemnify and hold the Holder or its affiliates harmless from any taxes, interest and penalties which may become payable by the Holder or its affiliates as a result of the failure or delay by the Corporation to pay such taxes specified above. For the purposes hereof, “Other Taxes” means any present or future stamp, documentary or similar issue or transfer taxes or any other excise or property taxes, charges or similar levies in respect of the issue or delivery of the Warrant Shares issuable upon exercise of this Warrant.
4.3 Survival
The representations, warrants and covenants of the Corporation in Section 4.1 (a), (b), (e), (f), (g), (h) and (i) and Section 4.2 shall survive the exercise of this Warrant and the issuance of the Warrant Shares.
ARTICLE 5
RULES OF INTERPRETATION
5.1 Definitions
Whenever used in this Warrant Certificate, the following words and terms shall have the meanings set out below:
“Business Day” means any day, other than a Saturday or Sunday, on which chartered banks in Ottawa, Ontario, are open for commercial banking business during normal banking hours;

“Change of Control Event” has the meaning set out in the rights, privileges, restrictions and conditions attaching to the Series A Preferred Shares in the articles of the Corporation;
“EdgeStone Put” means the exercise by EdgeStone or its assignee of its put right pursuant to Section 6.9 of the Shareholders’ Agreement;
“Exit Event” means the first of the following events to occur after the exercise by Zarlink of its put right pursuant to Section 6.6 of the Shareholders’ Agreement: (i) an Initial Public Offering; (ii) a Liquidation Event; (iii) a Change of Control Event; (iv) an EdgeStone Put; and (v) a Series A Redemption;
“Exit Valuation Date” means: (i) if the Exit Event is an Initial Public Offering, the date of the closing of the Initial Public Offering; (ii) if the Exit Event is a Liquidation Event, the date that the Corporation is liquidated, dissolved or wound-up; (iii) if the Exit Event is a Change of Control Event, the date of the closing of the Change of Control Event; (iv) if the Exit Event is an EdgeStone Put, the date that the Corporation is required pursuant to the Shareholders’ Agreement (or would be required but for the failure by the Corporation to satisfy the solvency or liquidity tests in Section 34 of the Canada Business Corporations Act (the “Act”)), to complete the transaction of purchase and sale in respect of the EdgeStone Common Purchased Securities (as such term is defined in the Shareholders’ Agreement); and (v) if the Exit Event is a Series A Redemption, the date that the Corporation is required pursuant to the rights, privileges, restrictions and conditions attaching to the Series A Preferred Shares in the articles of the Corporation (or would be required but for the failure by the Corporation to satisfy the solvency or liquidity tests in Section 36 of the Act), to redeem the Series A Preferred Shares;
“Fair Market Value” means the fair market value of one (1) Common Share on the Exit Valuation Date, which shall for the purpose of this Warrant Certificate shall be deemed to be: (i) if the Exit Event is an Initial Public Offering, the price to the public of the Common Shares sold by or for the account of the Corporation pursuant to the Initial Public Offering; (ii) if the Exit Event is a Liquidation Event, the amount payable in respect of each Common Share for the purpose of the liquidation, dissolution or winding-up of the Corporation; (iii) if the Exit Event is a Change of Control Event, the amount payable in respect of a Common Share upon the Change of Control Event; (iv) if the Exit Event is an EdgeStone Put, the “Fair Market Value” of each Common Share as determined in accordance with the Appendix 3 of the Shareholders’ Agreement; and (v) if the Exit Event is a Series A Redemption, the “Fair Market Value” of each Common Share as determined in accordance with Exhibit “1” of the rights, preferences, restrictions and conditions attaching to the Series A Preferred Shares in the articles of the Corporation;
“Initial Public Offering” means the initial public offering of Common Shares or other securities in the capital of the Corporation or the securities in the capital of any successor to the Corporation or any other transaction, as a result of which (in either case) the shares of the Corporation or any successor to the Corporation are listed and posted for trading, traded or quoted on one or more of the Toronto Stock Exchange, the New York Stock Exchange, the NASDAQ National Market System or other exchange or markets acceptable to the Holder (provided, that, any filing of a registration statement or similar instrument with the SEC under the U.S. Securities and Exchange Act in fulfillment of the Corporation’s existing obligations as a foreign private issuer shall be deemed not to constitute an Initial Public Offering for the purposes of this Warrant Certificate);
“Liquidation Event” has the meaning set out in the rights, privileges, restrictions and conditions attaching to the Series A Preferred Shares in the articles of the Corporation;
“Series 1 Warrant” means the Series 1 Warrant issued by the Corporation pursuant to the Class A Preferred Share Subscription Agreement dated as of the date hereof between the Holder and the Corporation;
“Series A Preferred Shares” means the Class A Preferred Shares, Series 1 of the Corporation;
“Series A Redemption” means the redemption of the Series A Preferred Shares pursuant to Article 7 of the rights, privileges, restrictions and conditions attaching thereto in the articles of the Corporation;
“Shareholders’ Agreement” means the shareholders’ agreement dated as of the date hereof among the Corporation, the Holder and certain other parties, as the same may be amended from time to time; and
“Zarlink Put Date” means the date that the Corporation is required pursuant to Section 6.6 of the Shareholders’ Agreement (or would be required but for the failure by the Corporation to satisfy the solvency or liquidity tests in Section 34 of the Act), to complete the transaction of purchase and sale in respect of the Zarlink Purchased Securities (as such term is defined in the Shareholders’ Agreement).
5.2 Certain Rules of Interpretation
In this Warrant Certificate:
(a)	Currency — Unless otherwise specified, all references to money amounts are to lawful currency of Canada.

(b)	Governing Law — This Warrant Certificate is a contract made under and shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario. Subject to Section 2.3 and with respect to procedures for any determination of the Fair Market Value pursuant to the Shareholders’ Agreement or the articles of the Corporation as provided for herein, any action, suit or proceeding arising out of or relating to this Warrant Certificate shall be brought in the courts of the Province of Ontario and each of the Parties hereby irrevocably submits to the non-exclusive jurisdiction of such courts.

(c)	Headings — Headings of Articles and Sections are inserted for convenience of reference only and shall not affect the construction or interpretation of this Warrant Certificate.

(d)	Number and Gender — Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

(e)	Time — Time is of the essence in the performance of the parties’ respective obligations under this Warrant Certificate.

(f)	Including — Where the word “including” or “includes” is used in this Warrant Certificate, it means “including (or includes) without limitation”.

(g)	No Strict Construction — The language used in this Warrant Certificate is the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

(h)	Severability — If, in any jurisdiction, any provision of this Warrant Certificate or its application to the Corporation or the Holder or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions of this Warrant Certificate and without affecting the validity or enforceability of such provision in any other jurisdiction or without affecting its application to other of the Holder or the Corporation, as the case may be, or the circumstances.
5.3 Language
The parties hereby confirm their express wish that this Warrant Certificate be drawn up in the English language. Les parties reconnaissent leur volonté expresse que le présent certificat soit rédigé en langue anglaise.

IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be signed by a duly authorized officer.
DATED this 23rd day of April, 2004.

MITEL NETWORKS CORPORATION
By:	/s/ S. SPOONER
Name : S. SPOONER
	Title:	C.F.O

[SIGNATURE PAGE TO SERIES 2 WARRANT CERTIFICATE]